EXHIBIT 10.11

                      EASTCO INDUSTRIAL SAFETY CORP.

                           EMPLOYMENT AGREEMENT
                           ---------------------

     EMPLOYMENT AGREEMENT made as of this 1st day of February, 1997 by and between EASTCO INDUSTRIAL SAFETY CORP., a New York corporation, having an office at 130 West 10th Street, Huntington, New York 11746 (hereinafter referred to as "Employer" and sometimes the "Company") and ARTHUR WASSERSPRING, an individual residing at 6 The Mews, Syosset, New York 11791 (hereinafter referred to as "Employee");


                            W I T N E S SE T H:


     WHEREAS, the Employee is to be employed in the capacity of Vice-President of Finance, and as an executive officer of the Company, and the parties wish that such employment be continued during the term of this Agreement; and

     WHEREAS, the Employer and Employee desire to set forth the terms and conditions of such employment;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

     1. Employment of Vice-President of Finance. Employer hereby employs Employee as Vice-President of Finance of Employer, in which position Employee shall be deemed an "executive officer" of the Company.

     2.   Term.

          a. The term of this Agreement shall commence on February 1, 1997 and shall be for a period of three years which shall initially terminate on January 31, 2000. Each 12 month period from February 1 through January 31 during the term hereof shall be referred to as an "Annual Period." During the term hereof, Employee shall devote all of his business time and efforts to the Employer.

          b. Subject to Section 9 below, unless Employer or Employee shall determine to the contrary and shall so notify the other on or before January 31, 1999, this Agreement shall automatically continue for the Annual Period of February 1, 2000 to January 31, 2001 and shall automatically continue for subsequent Annual Periods thereafter unless, at least twelve months before the end of a subsequent Annual Period, notice is given by one party to the other of such party's desire to terminate this Agreement at such time. For example, if this Agreement has not been otherwise properly and earlier terminated, and no notice of termination is given on or before January 31, 2000, then this Agreement shall continue for the Annual Period February 1, 2001 to January 31, 2002.

          c. If the Employer gives notice not to renew for an Annual Period as heretofore provided, then the Employee may elect to resign immediately from employment and shall be entitled to be paid, monthly in advance, his compensation under Sections 4(a) and (b) of this Agreement until this Agreement terminates, but no other monies under this Agreement. For example, if the Employer decides not to continue this Agreement for the Annual Period beginning February 1, 2000, then on giving notice prior to February 1, 1999, the Employee shall be entitled to resign immediately from employment and shall be entitled to receive his compensation in full under Sections 4(a) and
(b) on or before the first day of each month until January 31, 2000.

     3.   Duties.   The Employee shall perform in a faithful and diligent
manner, during all normal business hours, those functions generally performed by persons of such title and position specified herein, and all related duties on behalf of the Employer and its subsidiaries and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer.

     4.   Compensation.

          a. During the Annual Period ending January 31, 1998 the Employee's annual salary shall be at the rate of $92,500 per annum and thereafter as determined by the Board of Directors of the Employer, but at no less than the foregoing amount. Employee's annual salary shall be increased to no less than $101,750 (110% of the previous amount) at February 1, 1999 and, subject to this Agreement being continued, thereafter as determined by the Board of Directors, but at no time less than the foregoing increased amount. Employee shall be paid at such times in accordance with the current corporate practice of the Employer.

          b. Employer shall include Employee, his spouse and minor children, if any, in its health insurance program available to Employer's executive officers.

          c. Employee shall receive $500 per month as an automobile allowance, plus reimbursement for reasonable operating, maintenance, insurance and repair expenses.

          d. Employee shall be entitled to participate in such benefit plans as the Employer generally makes available to all executive officers of the Company.

          e. Employer shall maintain a term life insurance policy on Employee for the benefit of a beneficiary named by Employee in an amount not less than $200,000 for so long as the Employee is actively rendering services for the Employer.

          f. In the event that Employee is mentally or physically incapacitated during the term of this Agreement, so that he is unable to render services on a full-time basis, and such incapacity occurs during any period of twenty-four (24) consecutive months, then he shall be entitled to receive at least full compensation as provided under this Agreement for the first six months of such disability, and thereafter, one-half compensation for the next six months, less any payments that he has received from social security or disability insurance, or similar insurance payable to him from any source other than insurance that he has purchased on his own behalf and after such twelve (12) months of disability, he shall receive no compensation while disabled. Payment shall be made as provided herein, irrespective of the Employer's termination of this Agreement under Section 9(a)(D).

          g. Upon the demise of the Employee, all compensation to the Employee (other than as provided under Section 4(e)), which is not yet payable by the Employer shall terminate. In the event that Sections 2(c), 9(b), and 9(c) of this Agreement become applicable prior to the demise of the Employee, then the Employer shall continue to be required to make the payments thereunder.

     5. Vacation. Employee shall be entitled to receive four (4) weeks paid vacation time during each Annual Period of employment upon dates reasonably agreed upon by Employer and Employee.

     6.   Restrictive Covenants.   The Employee agrees that he will not
directly or indirectly, on behalf of himself or others:

          a. While in the employ of the Employer, solicit, sell or offer to sell to anyone else any product or service similar to that sold or offered by the Employer, except on behalf of the Employer, or provide services similar to that being provided by him to the Employer under this Agreement, to anyone else that makes products or supplies services similar to that sold or offered by the Employer;

          b. In the foregoing event that Employee is receiving compensation pursuant to Section 2(c) of this Agreement, and for such period that compensation is payable thereunder, Employee shall not (i) solicit, sell, or offer to sell to anyone any product or service similar to that sold or offered by the Employer; or (ii) provide services similar to that provided by him to the Employer under this Agreement, to anyone that makes or sells products or services similar to that sold or offered by the Employer. In such event, Employee shall forfeit all rights to payments provided for in
Section 2(c) of this Agreement by returning all monies previously paid to him under Section 2(c) and he shall not be entitled to the payment of any remaining monies still payable under Section 2(c); or

          c. In the event that Employee is not receiving compensation pursuant to Section 2(c) of this Agreement, then for a period of twelve (12) months after the termination of his services with the Employer, irrespective of time, manner or reason for termination (unless Employee is terminated without cause pursuant to this Agreement), sell or offer to sell products or services similar to that sold or offered by the Employer to any customers of the Employer on any list that Employee has that belongs to or was provided by the Employer or that Employee solicited on behalf of the Employer.

     7.   Non-Disclosure of Trade Secrets.   The Employee recognizes and
acknowledges that he will be given and has had access to the confidential methods, techniques, trade secrets, procedures, materials and confidential information of the Employer. The Employee will not, directly or indirectly on behalf of himself or others, during or at any time after the termination of his providing services hereunder, irrespective of time, manner or cause of termination, disclose, publish, disseminate or utilize same or any portion of same.

     8. Remedies in the Event of Employee's Breach. In the event of a breach or threatened breach by the Employee of the provisions of this Agreement, the Employer, notwithstanding any provision of this Agreement to the contrary, shall be entitled to an injunction restraining the Employee from violating any of the provisions of Paragraphs "6" or "7" of this Agreement. Nothing herein shall be construed to prohibit the Employer from pursuing any other legal or equitable remedies available to it for such breach, including the recovery of damages from the Employee.

     9.   Termination.

          a.   Termination by the Employer.

      Employer may terminate this Agreement upon notice for Cause without the obligation to make further payments to the Employee other than as provided in
Section 4(f) of this Agreement. For purposes of this Agreement, "Cause" shall mean (A) the conviction of Employee for the commission of a felony;
(B) the habitual abuse of alcohol or controlled substances, excluding prescription drugs prescribed for the Employee; (C) the violation of any obligations of the Employee under this Agreement or the failure of the Employee to perform his duties under this Agreement as required; and (D) the physical or mental disability of the Employee for more than six (6) months in any twenty-four (24) consecutive month period. Notwithstanding anything to the contrary in this Section 9, Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received forty-five (45) days' notice from the Employer advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity during such period to correct the acts or omissions so complained of, unless the Employee determines that the Employer has been harmed in such manner that the harm to the Employer cannot be immediately corrected without resorting to a legal remedy.

          b.   Termination by Employee

               i. Employee shall have the right to terminate his employment under this Agreement upon forty-five (45) days' notice to the Company upon the occurrence of any of the following events:

                    (A) Employee is not retained as Vice-President of Finance or other comparable position;

                    (B) Employer acts to materially reduce Employee's duties and responsibilities hereunder;

                    (C) Employer acts to change the geographic location of the performance of Employee's duties from the New York Metropolitan area. For purposes of this Agreement, the New York Metropolitan area shall be deemed to be the area within 50 road miles of Employer's present offices;

                    (D) A failure by Employer to obtain the assumption of this Agreement by any successor; or

                    (E) A material breach of this Agreement by Employer, which is not cured within forty-five (45) days of written notice by Employee of such breach.

               ii. If Employee shall terminate this Agreement under Section 9(b)(i), Employer's obligations under Section 4 shall be absolute and unconditional and not subject to any offset or counterclaim and Employee shall continue, until the end of this Agreement, to be entitled to receive:
(a) his compensation under Sections 4(a) and (b) on or before the first of each month until the termination of this Agreement; and (b) vesting of all options and warrants that he holds, under any plan or otherwise prior to the date of termination, that may be legally vested at that time, without any payment required to be made by Employee.

          c. Termination by Employee Upon a Change in the Company's Board of Directors.

     Employee shall have the right to terminate his employment under this Agreement by notice to the Employer within six months of the withdrawal from the Company's Board of Directors of a majority of the present members of the Board of Directors, as constituted on the date of this Agreement, other than by reason of a voluntary resignation or the demise of such directors. If Employee terminates this Agreement pursuant to this provision, in lieu of all other monies payable to him under this Agreement and not yet payable as of the date of his notice of termination, he shall be entitled to a one-time bonus equal to one dollar less than three times the present value of the base amount of the Employee's salary, as determined in accordance with Section 280G of the Internal Revenue Code, as amended, payable absolutely, unconditionally and immediately and not subject to any offset or counterclaim.

     10.  Arbitration.   Subject to paragraph 8 of this Agreement where an
application for an injunction is sought, which may be coupled with any other remedy, any controversies between Employer and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement shall on the written request of either party served on the other by submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association in Nassau County, New York. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. One arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

     11. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

     12.  Entire Agreement; Survival.

          a. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, as of the effective date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought.

          b. The provisions of Sections 6, 7, 8, 10, 11, 14, 16, and 17 shall survive the termination of this Agreement.

     13.  Assignment.    This Agreement may not be assigned by the Employee,
and shall be binding upon any purported successors and assigns of Employer.

     14. Notices. Any notice required or given under this Agreement shall be sufficient if in writing and sent by registered mail or certified mail to the addresses hereinabove set forth or to such other addresses as any of the parties hereto may designate in writing, transmitted by registered or certified mail to the other.

     15.  Successors.    This Agreement shall be binding upon the heirs,
successors and assigns of the Employee. This Agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the assets and business of the Employer or with or into which the Employer may be consolidated or merged.

     16. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the state of New York, without regard to the conflicts laws principles thereof.

     17. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

          IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.



                                   EASTCO INDUSTRIAL SAFETY CORP.


                                   By:  /s/ Alan E. Densen
                                        -------------------
                                         Alan E. Densen

                                        Its: President


                                        /s/ ARTHUR WASSERSPRING
                                        -----------------------
                                        ARTHUR WASSERSPRING